United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 13, 2021

Date of Report (Date of earliest event reported)

Natural Order Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39690	85-2464911
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Colpitts Road, Weston, MA	02493
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 395-1644

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one share of common stock, $0.0001 par value (the “Common Stock”), and one Warrant	NOACU	The Nasdaq Stock Market LLC
Common Stock included as part of the units	NOAC	The Nasdaq Stock Market LLC
Warrants included as part of the units, each to receive one-half (1/2) of one share of Common Stock	NOACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

Natural Order Acquisition Corp. (the “Company”) previously announced the resignation of Marc Volpe as Chief Financial Officer and Secretary of the Company. Mr. Volpe’s resignation did not result from a disagreement with the Company on any matter relating to the Company’s operations, policies or practices, including its controls of financial-related matters.

On September 13, 2021, the Board of Directors of the Company appointed John Ritacco as the Chief Financial Officer and Secretary of the Company, with such appointment to be effective immediately. As the Company’s Chief Financial Officer, Mr. Ritacco will serve as the principal financial officer of the Company.

Prior to Mr. Ritacco’s appointment as the Company’s Chief Financial Officer, from February 2019 through August 2021, Mr. Ritacco served as the CFO for investment management clients of Ritacco Consulting LLC. From June 2015 through February 2019, he served as the Chief Operating Officer and Chief Financial Officer for Frontlight Capital LP, a global macro hedge fund manager that he helped launch. Prior to that, Mr. Ritacco was the Chief Financial Officer for Clough Capital Partners, L.P., a multi-billion-dollar global equity-focused investment management firm, where he served from January 2011 through May 2015. From April 2001 through January 2011, he was a Vice President and Associate at Wellington Management, where he provided operational support for their hedge fund platform. He was a Vice President and Director of Fund Accounting and Administration at PFPC (currently part of BNY Mellon) from August 1998 through March 2001. Mr. Ritacco began his career as an auditor in the financial services practice of PricewaterhouseCoopers LLP, where he provided audit and attestation services for investment management clients from August 1992 through July 1998. Mr. Ritacco received his BS in Accounting and Economics from Babson College, where he graduated in May 1992. He is a Certified Public Accountant, and a member of both the American Institute of CPAs and the Massachusetts Society of CPAs.

Mr. Ritacco has no family relationships with any current director, executive officer, or person nominated to become a director or executive officer, of the Company, and there are no transactions or proposed transactions, to which the Company is a party, or intended to be a party, in which Mr. Ritacco has, or will have, a material interest subject to disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 13, 2021

NATURAL ORDER ACQUISITION CORP

By:	/s/ Paresh Patel
Name:	Paresh Patel
Title:	President and Chief Executive Officer

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